UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2008

Frankfort Tower Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-08009	36-3060977
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 4548 Lafayette, IN	47903-4548
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 654-4491

Item 8.01. Other Events.

Filing of Monthly Report

Frankfort Tower Industries, Inc., a Delaware corporation (f/k/a ROHN Industries, Inc.) (the "Company"), filed its Monthly Report for Debtors-in-Possession and Chapter 11 Trustees for the month ended May 31, 2008 on June 18, 2008 with the Bankruptcy Court, a copy of which is filed as Exhibit 99 hereto and incorporated herein by reference.

The Company cautions readers not to place undue reliance upon the information contained in the Bankruptcy Court report that is filed as Exhibit 99 hereto, or in any monthly or quarterly Bankruptcy Court reports that it may from time to time file as exhibits to past or future Securities and Exchange Commission reports on Form 8-K, because such Bankruptcy Court reports:

•	are not audited;

•
are prepared in a format prescribed by bankruptcy law, which does not require conformity with generally accepted accounting principles ("GAAP"), and such reports therefore do not purport to reflect the financial condition or results of operations of the Company on a GAAP basis;

•	are not presented on a consolidated basis and therefore do not purport to present the consolidated financial condition and results of the Company and its subsidiaries; and

•
contain information for periods which may be shorter or otherwise different than those contained in reports that are required to be filed by companies that are subject to reporting obligations under Section 13(a) of the 1934 Act.

Item 9.01.  Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

The exhibits described by the Exhibit Index that appears immediately following the signature is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 19th day of June, 2008.

FRANKFORT TOWER INDUSTRIES, INC.

By	/s/ Horace Ward
Horace Ward
Bankruptcy Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Monthly Report for Debtors-in-Possession and Chapter 11 Trustees for the month ended May 31, 2008